EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     Subsidiaries                     % Owned           Incorporation
     ------------                     -------           -------------

General Engineers Limited              100%                 Israel

PEC Israel Finance Corporation
  Ltd.                                 100%                 Israel

The Company accounts on the equity method for its interests in the Affiliated Companies listed in Note 3 of the Notes to the Consolidated Financial Statements of PEC Israel Economic Corporation and Subsidiaries, which consolidated financial statements are included in response to item 8 herein.